EXHIBIT 99.2

[LETTERHEAD]

Written Statement of the Chief Financial Officer

I, Jay M. Gratz, as Executive Vice President and Chief Financial Officer of Ryerson Tull, Inc. (the “Company”), state and certify that this Form 10-Q Quarterly Report for the period ended March 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Form 10-Q Quarterly Report for the period ended March 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of the Company.

        /s/     Jay M. Gratz

Jay M. Gratz

Executive Vice President & Chief Financial Officer

(Principal Financial Officer)

May 8, 2003